                                                                    EXHIBIT 11


                         AMERICAN HOMESTAR CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                               1995           1996            1997
                                                            ----------     -----------     -----------
PRIMARY
Weighted average number of common shares outstanding         9,078,075       9,650,033      10,786,296
Dilutive effect of stock options ......................         52,227         282,437         448,998
                                                           -----------     -----------     -----------

Weighted average number of common and common equivalent
   shares outstanding .................................      9,130,302       9,932,470      11,235,294
                                                           ===========     ===========     ===========

Net income                                                 $ 7,188,000     $ 9,756,000     $14,692,000
                                                           ===========     ===========     ===========

Earnings per share-primary                                 $      0.79     $      0.98     $      1.31
                                                           ===========     ===========     ===========

FULLY DILUTED
Weighted average number of common shares outstanding         9,078,075       9,650,033      10,786,296
Dilutive effect of stock options ......................         88,998         457,829         528,408
                                                           -----------     -----------     -----------

Weighted average number of common and common equivalent
   shares outstanding .................................      9,167,073      10,107,862      11,314,704
                                                           ===========     ===========     ===========

Net income                                                 $ 7,188,000     $ 9,756,000     $14,692,000
                                                           ===========     ===========     ===========

Earnings per share-fully diluted                           $      0.78     $      0.97     $      1.30
                                                           ===========     ===========     ===========
